CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 6 to the Registration Statement of the Templeton Immediate Variable Annuity Separate Account on Form N-4 (Registration Nos. 33-37846 and 811-6230) of our reports dated February 7, 1997 on our audits of the financial statements of the Templeton Immediate Variable Annuity Separate Account, which report is included in the Annual Report to Contract Owners of the Templeton Variable Annuity Fund for the year ended December 31, 1996, and the Templeton Funds Annuity Company for the years ended December 31, 1996 and 1995, which are included in the Post-Effective Amendment to the Registration Statement.



                                          COOPERS & LYBRAND L.L.P.



June 19, 1997
Jacksonville, Florida